Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2022 RESULTS

– Net Income of $0.03 Per Fully Diluted Share –

– Core FFO of $0.21 Per Fully Diluted Share –

– $1.2 Billion of Liquidity, No Outstanding Debt Maturities Until November 2024 –

– Updates 2022 Guidance –

New York, New York, October 26, 2022 – Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the Empire State Building, the World’s Most Famous Building, and Tripadvisor’s 2022 Travelers’ Choice Best of the Best Awards #1 attraction in the U.S. and #3 attraction in the world, the newly reimagined and iconic Empire State Building Observatory. Today the Company reported its operational and financial results for the third quarter of 2022.

Third Quarter 2022 and Recent Highlights

•	Core Funds From Operations (“Core FFO”) of $0.21 per fully diluted share in third quarter 2022, compared to $0.20 per fully diluted share in third quarter 2021.

•

Same-Store Property Cash Net Operating Income (“NOI”) excluding lease termination fees decreased 7.5% from the third quarter of 2021, primarily driven by the normalization of operating expenses due to increased building utilization.

•	Total commercial portfolio is 88.5% leased; Manhattan office portfolio is 89.4% leased.

•	Signed a total of 335,382 rentable square feet of new, renewal, and expansion leases.

•	Empire State Building Observatory generated $24.5 million of NOI for the third quarter 2022.

•	Repurchased $20.1 million of common stock in the third quarter and through October 24, 2022.

•	Achieved carbon neutrality as of 2022 for the Company’s 9.9 million square foot commercial portfolio.

•	Earned GRESB 5 Star Rating, the distinction of Sector Leader, and a score of 96 – the highest in the U.S. diversified group – and an “A” rating in the Public Disclosure Assessment.

Property Operations

As of September 30, 2022, the Company’s property portfolio contained 9.2 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 625 residential units across two multifamily properties, which were occupied and leased as shown below.

	September 30, 2022	June 30, 2022	September 30, 2021
Percent occupied:
Total commercial portfolio	84.2%	84.3%	83.5%
Total office	84.0%	83.7%	83.5%
Manhattan office	84.7%	84.0%	84.5%
GNYMA office[1]	80.7%	82.2%	79.8%
Total retail[2]	86.4%	92.0%	83.0%
Total multifamily portfolio	98.4%	98.4%	N/A
Percent leased (includes signed leases not commenced):
Total commercial portfolio	88.5%	87.8%	86.5%
Total office	88.3%	87.4%	86.1%
Manhattan office	89.4%	88.3%	87.4%
GNYMA office[1]	82.8%	83.5%	80.7%
Total retail[2]	91.9%	92.4%	91.9%

[1]	“GNYMA office” for the period ending June 30, 2022 and September 30, 2022 reflects the removal of 383 Main Avenue, Norwalk, CT.
[2]	“Total retail” for the periods ending June 30, 2022 and September 30, 2022 includes the retail assets acquired as part of the multifamily acquisition completed in late-December 2021.

Leasing

The tables below summarize leasing activity for the three months ended September 30, 2022:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over/under previously escalated rents
Office	27	294,016	$52.35	$49.87	5.0%
Retail	7	41,366	$137.72	$153.81	(10.5%)
Total Overall	34	335,382	$63.01	$62.84	0.3%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	14	94,467	$59.97	$48.52	23.6%
Renewal Office	7	84,867	$57.97	$59.37	(2.3%)
Total Office	21	179,334	$59.02	$53.65	10.0%

Observatory Results

For the third quarter of 2022, the Observatory hosted approximately 687,000 visitors, compared to 255,000 visitors in the third quarter of 2021. Observatory revenue was $33.0 million, expenses were $8.5 million, and NOI was $24.5 million, an increase of $18.1 million on a year-over-year basis. Third quarter visitation recapture (as % of 2019) was 66% and the Company expects a similar recapture rate for the balance of 2022 as international tourism, while improved, did not match domestic recovery rates.

ESG

In the third quarter the Company announced the achievement of carbon neutrality for its 9.9 million square foot commercial portfolio through a combination of industry leadership in building energy-efficiency retrofit work which has reduced emissions 54% at the Empire State Building and 43% portfolio-wide to date since 2009, renewable wind RECs for 100% of electrical usage, and a new three-year agreement with 18 Reserves and ACT. The new agreement supports the preservation of close to 9,000 acres of biodiverse forest that will offset 100% of ESRT’s non-electric fossil fuel usage. Earlier this month the Company announced that it earned the highest possible GRESB 5 Star Rating and Green Star recognition for the third consecutive year with a score of 95. The Company additionally received a score of 96 – the highest in the U.S. diversified group – and an “A” rating in the Public Disclosure Assessment, which measures ESG disclosure activities. ESRT has been named by GRESB as the Sector Leader for “Global Listed Sector Leader, Office”, “Regional Sector Leader, Americas, Office” and “Regional Listed Sector Leader, Americas, Office”.

Balance Sheet

The Company had $1.2 billion of total liquidity as of September 30, 2022, which was comprised of $387 million of cash, plus $850 million available under its revolving credit facility. At September 30, 2022, the Company had total debt outstanding of approximately $2.3 billion, no floating rate debt exposure, and a weighted average interest rate of 3.9% per annum. The weighted average term to maturity was 6.7 years and the Company has no outstanding debt maturities until November 2024. At September 30, 2022, the Company’s ratio of net debt to adjusted EBITDA was 5.6x.

Portfolio Transaction Activity

Subsequent to quarter-end, the Company entered into agreements to sell 500 Mamaroneck Avenue in Harrison, NY and 10 Bank Street in White Plains, NY at a gross asset valuation of $95.0 million. These transactions are expected to close in the first quarter of 2023, subject to customary closing conditions, the proceeds from which we expect to redeploy in 1031 transactions, consistent with our capital recycling strategy.

Share Repurchase

The Company repurchased $20.1 million of common stock at a weighted average price of $7.00 per share in the third quarter and through October 24, 2022. The stock repurchase program began in March 2020 and through October 24, 2022, approximately $275 million has been repurchased at a weighted average price of $8.36 per share.

Dividend

On September 30, 2022, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the third quarter 2022 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On September 30, 2022, the Company paid a quarterly preferred dividend of $0.15 per unit for the third quarter 2022 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the third quarter 2022 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2022 Earnings Outlook

The Company updated its 2022 Core FFO guidance to a revised range of $0.83 to $0.85 per fully diluted share, from $0.80 to $0.85 per fully diluted share. The expected Observatory NOI for FY 2022 was revised from $74 to $77 million to $67 to $70 million. This revised 2022 Observatory NOI guidance range reflects a two-thirds visitor recapture rate (based on 2019) for 4Q 2022, a deceleration from the previous expectation for 80% visitor recapture rate, driven by a slowdown in the growth of international travel to the U.S. Other underlying guidance assumptions for the year remain unchanged. The Company’s current guidance does not include the impact of any significant future lease termination fee income or any potential acquisition, disposition or other capital markets activity beyond October 24, 2022. Key assumptions are included in the table below.

Key Assumptions	Current 2022 Guidance	Prior 2022 Guidance	2021 Actual	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.83 to $0.85	$0.80 to $0.85	$0.70	• Includes $0.02 from the multifamily acquisition that closed in late-December 2021 • Includes ~270M fully diluted shares as of October 24, 2022
Same-Store (SS) Commercial Property Drivers
SS Occupancy at year-end	84% to 86%	84% to 86%	82.4%
SS Cash NOI (excluding lease termination fees)	-10% to -12% from 2021	-10% to -12% from 2021	$290M	• Primarily driven by normalization of operating expenses as building utilization increases; ~10% y/y increase in SS operating expenses • Also impacted by late-2021 occupancy decline
Observatory Drivers
Observatory NOI	$67M to $70M	$74M to $77M	$18M	• Base case reflects 4Q22 hypothetical Observatory admissions at two-thrids of 4Q19 visitation • Reflects 4Q expenses of approximately $8M - $9M

	Low	High	2021 Actual
Net Income (loss) Attributable to Common Stockholders and the Operating Partnership	$0.14	$0.16	-$	0.05
Add:
Impairment Charge	—	—		0.03
Real Estate Depreciation & Amortization	0.78	0.78		0.71
Less:
Private Perpetual Distributions	0.02	0.02		0.02
Gain on Disposal of Real Estate, net	0.10	0.10		—

FFO Attributable to Common Stockholders and the Operating Partnership	$0.80	$0.82		$0.67
Add:
Amortization of Below Market Ground Lease	0.03	0.03		0.03

Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.83	$0.85		$0.70

The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the ongoing COVID-19 global pandemic on our business and our market, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.esrtreit.com) the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, October 27, 2022 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.esrtreit.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780.

Starting shortly after the call until November 3, 2022, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13730153.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.esrtreit.com.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the Empire State Building, the World’s Most Famous Building, and Tripadvisor’s 2022 Travelers’ Choice Best of the Best Awards #1 attraction in the U.S. and #3 attraction in the world, the newly reimagined and iconic Empire State Building Observatory. The company is a leader in healthy buildings, energy efficiency, and indoor environmental quality and has the lowest greenhouse gas emissions per square foot of any publicly traded REIT portfolio in New York City. As of September 30, 2022, ESRT’s portfolio is comprised of approximately 9.2 million rentable square feet of office space, 700,000 rentable square feet of retail space and 625 residential units across two multifamily properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, market, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the COVID-19 pandemic; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, Observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2022	2021
Revenues
Rental revenue	$148,290	$139,558
Observatory revenue	33,051	12,796
Lease termination fees	—	11,321
Third-party management and other fees	389	314
Other revenue and fees	1,982	1,059

Total revenues	183,712	165,048
Operating expenses
Property operating expenses	42,798	33,357
Ground rent expenses	2,331	2,331
General and administrative expenses	15,725	14,427
Observatory expenses	8,516	6,370
Real estate taxes	31,831	29,566
Depreciation and amortization	46,984	65,794

Total operating expenses	148,185	151,845

Total operating income	35,527	13,203
Other income (expense):
Interest income	1,564	211
Interest expense	(25,516)	(23,577)

Income (loss) before income taxes	11,575	(10,163)
Income tax expense	(1,457)	(20)

Net income (loss)	10,118	(10,183)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(3,560)	4,256
Noncontrolling interests in other partnerships	49	—
Preferred unit distributions	(1,050)	(1,050)

Net income (loss) attributable to common stockholders	$5,557	$(6,977)

Total weighted average shares
Basic	162,165	172,494

Diluted	267,121	277,716

Earnings per share attributable to common stockholders
Basic	$0.03	$(0.04)

Diluted	$0.03	$(0.04)

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2022	2021
Revenues
Rental revenue	$445,143	$420,586
Observatory revenue	73,660	23,758
Lease termination fees	20,032	15,949
Third-party management and other fees	1,025	917
Other revenue and fees	5,908	2,550

Total revenues	545,768	463,760
Operating expenses
Property operating expenses	118,875	92,429
Ground rent expenses	6,994	6,994
General and administrative expenses	45,287	42,369
Observatory expenses	22,507	16,226
Real estate taxes	91,637	92,367
Depreciation and amortization	172,394	155,339

Total operating expenses	457,694	405,724

Total operating income	88,074	58,036
Other income (expense):
Interest income	2,144	497
Interest expense	(75,572)	(70,553)
Gain on disposition of property	27,170	—
Loss on early extinguishment of debt	—	(214)

Income (loss) before income taxes	41,816	(12,234)
Income tax (expense) benefit	(224)	3,271

Net income (loss)	41,592	(8,963)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(14,865)	4,591
Noncontrolling interests in other partnerships	271	—
Preferred unit distributions	(3,151)	(3,151)

Net income (loss) attributable to common stockholders	$23,847	$(7,523)

Total weighted average shares
Basic	166,354	172,487

Diluted	270,966	277,829

Earnings per share attributable to common stockholders
Basic	$0.14	$(0.04)

Diluted	$0.14	$(0.04)

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2022	2021
Net income (loss)	$10,118	$(10,183)
Noncontrolling interests in other partnerships	49	—
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	45,461	64,565

FFO attributable to common stockholders and Operating Partnership units	54,578	53,332
Amortization of below-market ground leases	1,957	1,957

Modified FFO attributable to common stockholders and Operating Partnership units	56,535	55,289

Core FFO attributable to common stockholders and Operating Partnership units	$56,535	$55,289

Total weighted average shares and Operating Partnership units
Basic	266,035	277,716

Diluted	267,121	277,716

FFO per share
Basic	$0.21	$0.19

Diluted	$0.20	$0.19

Modified FFO per share
Basic	$0.21	$0.20

Diluted	$0.21	$0.20

Core FFO per share
Basic	$0.21	$0.20

Diluted	$0.21	$0.20

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2022	2021
Net income (loss)	$41,592	$(8,963)
Noncontrolling interests in other partnerships	271	—
Preferred unit distributions	(3,151)	(3,151)
Real estate depreciation and amortization	167,446	151,149
Gain on disposition of property	(27,170)	—

FFO attributable to common stockholders and Operating Partnership units	178,988	139,035
Amortization of below-market ground leases	5,873	5,873

Modified FFO attributable to common stockholders and Operating Partnership units	184,861	144,908
Loss on early extinguishment of debt	—	214

Core FFO attributable to common stockholders and Operating Partnership units	$184,861	$145,122

Total weighted average shares and Operating Partnership units
Basic	269,880	277,829

Diluted	270,966	277,829

FFO per share
Basic	$0.66	$0.50

Diluted	$0.66	$0.50

Modified FFO per share
Basic	$0.68	$0.52

Diluted	$0.68	$0.52

Core FFO per share
Basic	$0.68	$0.52

Diluted	$0.68	$0.52

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30, 2022	December 31, 2021
Assets
Commercial real estate properties, at cost	$3,537,547	$3,500,917
Less: accumulated depreciation	(1,159,364)	(1,072,938)

Commercial real estate properties, net	2,378,183	2,427,979
Cash and cash equivalents	387,248	423,695
Restricted cash	52,567	50,943
Tenant and other receivables	30,547	18,647
Deferred rent receivables	239,750	224,922
Prepaid expenses and other assets	72,905	76,549
Deferred costs, net	188,706	202,437
Acquired below market ground leases, net	331,030	336,904
Right of use assets	28,725	28,892
Goodwill	491,479	491,479

Total assets	$4,201,140	$4,282,447

Liabilities and equity
Mortgage notes payable, net	$915,202	$948,769
Senior unsecured notes, net	973,607	973,373
Unsecured term loan facility, net	388,645	388,223
Accounts payable and accrued expenses	94,436	120,810
Acquired below market leases, net	18,897	24,941
Ground lease liabilities	28,725	28,892
Deferred revenue and other liabilities	80,249	84,358
Tenants’ security deposits	27,550	28,749

Total liabilities	2,527,311	2,598,115
Total equity	1,673,829	1,684,332

Total liabilities and equity	$4,201,140	$4,282,447